Exhibit 99.1

Contact: Yvonne Gill
July 13, 2010	570-724-0247
yvonneg@cnbankpa.com

C&N ANNOUNCES SECOND QUARTER 2010 UNAUDITED FINANCIAL RESULTS

FOR IMMEDIATE RELEASE:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the second quarter 2010 and for the six months ended June 30, 2010.

In the second quarter 2010, positive net income available to common shareholders was $4,497,000, or $0.37 per share – basic and diluted, up from $4,065,000, or $0.34 per share - basic and diluted in the first quarter 2010 and as compared to a net loss of $9,104,000, or $1.01 per share in the second quarter 2009.  Pre-tax realized gains from available-for-sale securities totaled $319,000 in the second quarter 2010, and $58,000 in the first quarter 2010, while second quarter 2009 results were significantly impacted by pre-tax realized losses from securities totaling $18,995,000.

For the six months ended June 30, 2010, net income available to common shareholders was $8,562,000, or $0.71 per share – basic and diluted.  For the first six months of 2009, C&N’s net loss of $16,438,000, or $1.83 per share, included the effects of pre-tax realized losses from securities totaling $35,674,000.

 Core Earnings is an earnings performance measurement which C&N’s management has defined to exclude the effects of other-than-temporary impairment (OTTI) losses on available-for-sale securities and realized gains on securities for which OTTI has previously been recognized.  Core Earnings is a performance measurement that is not based on U.S. generally accepted accounting principles (GAAP), meaning that it is a non-GAAP measure.  Management believes Core Earnings information is meaningful for evaluating C&N’s operating performance, because it excludes some of the impact of market volatility as it relates to investments in securities.  This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The table below provides a reconciliation of Core Earnings to net income (loss), the most directly comparable GAAP financial measure:

RECONCILIATION OF NON-GAAP MEASURE (UNAUDITED)
(In thousands, except per-share data)
	2nd	1st	2nd	6 Months Ended
	Quarter	Quarter	Quarter	June 30,	June 30,
	2010	2010	2009	2010	2009
Net income (loss) available to common shareholders	$4,497	$4,065	($9,104)	$8,562	($16,438)
Other-than-temporary impairment losses
on available-for-sale securities	(2)	(431)	(19,780)	(433)	(36,460)
Realized gains on assets previously written down	51	284	261	335	291
Other-than-temporary impairment losses on
available-for-sale securities, net of related gains	49	(147)	(19,519)	(98)	(36,169)
Income taxes (1)	208	50	6,636	258	12,298
Other-than-temporary impairment losses, net	257	(97)	(12,883)	160	(23,871)
Core earnings available to common shareholders	$4,240	$4,162	$3,779	$8,402	$7,433

Net income (loss) per share – diluted	$0.37	$0.34	($1.01)	$0.71	($1.83)
Core earnings per share – diluted	$0.35	$0.34	$0.42	$0.69	$0.83
Weighted average shares outstanding – diluted	12,125,072	12,113,584	8,973,531	12,119,358	8,964,850
Weighted average shares outstanding - diluted -
used in core earnings per share calculations	12,125,072	12,113,584	8,987,999	12,119,358	8,973,687

(1) Income tax has been allocated to the non-core losses at 34%, adjusted for a valuation allowance on deferred tax assets associated with losses from securities classified as capital assets for federal income tax reporting purposes.
A valuation allowance of $886,000 was recorded in the third quarter 2009, was reduced to $373,000 in the fourth quarter 2009 and was further reduced to
$148,000 in the second quarter 2010.

Core earnings per share -diluted was $0.35 in the second quarter 2010, up $0.01 from the immediately previous quarter, and $0.07 lower than second quarter 2009 results.  For the first six months of 2010, core earnings per share – diluted was $0.69, off from $0.83 for the first six months of 2009.  Although the dollar amount of core earnings was higher in 2010 than in 2009 for each period presented above, the number of weighted average common shares outstanding was higher in 2010, reflecting the effects of the issuance of shares of common stock in a public offering in December 2009 that raised capital of $21.4 million, net of offering costs. The higher amount of Core Earnings in the first six months of 2010 as compared to the corresponding period in 2009 reflected the net impact of several significant factors, as follows:

•
Noninterest expense was $2,773,000, or 15.6%, lower in 2010.  Compensation-related expense was $779,000 lower in 2010, including a net reduction in stock-based compensation of $283,000 and the impact of a $215,000 reduction in health insurance costs associated with settlement of the difference between estimated and actual claims from the previous plan year.  FDIC insurance assessments totaled $819,000 in the first six months of 2010, which was $439,000 lower than the corresponding amount for the first six months of 2009.  In the second quarter 2009, the FDIC made a special assessment on all banks, which included an assessment to C&N of $589,000.  Furniture and equipment-related expense fell $266,000 in the first six months of 2010 as compared to the prior year, mainly because most of the core banking computer software and related hardware (purchased in 2004) has become fully amortized.  In the second quarter 2010, noninterest expense also was reduced $245,000 as a result of a reduction in estimated reserves associated with credit-related insurance.

•
Noninterest revenue was $811,000, or 13.9%, higher in 2010, including the impact of a pre-tax gain of $448,000 from the exchange of property at one of the banking locations in the first quarter 2010.  Revenue from mortgages originated and sold in the secondary market, along with related servicing revenue, increased $161,000 in 2010, and revenue from debit card-related interchange fees increased $100,000.

•	The net interest margin was $1,319,000, or 6.0%, lower in 2010, reflecting the effects of a lower average return on securities, and a lower average balance of loans outstanding.
•	The provision for loan losses was $283,000 in the first six months of 2010, or $363,000 higher than the net credit of $80,000 recorded in the first six months of 2009.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,338,699,000 at June 30, 2010, down from $1,347,311,000 at March 31, 2010, and up 3.2% from $1,297,009,000 at June 30, 2009.
•	Net loans outstanding were $715,363,000 at June 30, 2010, up from $711,996,000 at March 31, 2010, and down 0.6% from June 30, 2009.
•	Total deposits and repo sweep accounts of $996,672,000 at June 30, 2010 were up 1.3% from March 31, 2010 and 8.3% from June 30, 2009.
•	Total shareholders’ equity was $161,495,000 at June 30, 2010, up from $155,484,000 at March 31, 2010 and $136,558,000 at June 30, 2009.
•
Assets under management by C&N’s Trust and Financial Management Group amounted to $558,344,000 at June 30, 2010, down 6.8% from March 31, 2010, and up 1.0% from one year earlier.  Fluctuations in the value of assets under management have resulted mainly from volatility in U.S. and international stock market values.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank and First State Bank.  Citizens & Northern Bank is a local, independent community bank providing complete financial, investment and insurance services through 24 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania.  First State Bank provides banking services through its offices in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. First State Bank can be found on the web at www.fsbcanisteo.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles.  Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.